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                                                                     Exhibit 3.1





                            CERTIFICATE OF AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           DAVEL COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION

         Davel Communications, Inc., (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly authorized and approved proposing (i) an increase in the number of authorized shares of common stock of the Corporation from 50,000,000 to 1,000,000,000 and (ii) an amendment to the Restated Certificate of Incorporation of the Corporation to reflect such increase. At said meeting the Corporation's Board of Directors unanimously recommended said resolutions to the stockholders of the Corporation for their approval.

         SECOND: That thereafter a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 228 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the Restated Certificate of Incorporation of the Corporation was accordingly amended by deleting the first sentence of Article Four in its entirety and substituting in lieu thereof the following:

                  "The total number of shares of stock which the corporation has authority to issue is 1,001,000,000 shares, of which 1,000,000,000 shares are Common Stock, par value of $.01 per share, and 1,000,000 shares are Preferred Stock, par value $.01 per share."



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         IN WITNESS WHEREOF, the undersigned do hereby certify under penalties of perjury that this Certificate of Amendment to the Restated Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set their hands on behalf of Davel Communications, Inc., this 24th day of July, 2002.



                                            DAVEL COMMUNICATIONS, INC.


                                            By:    /s/ Bruce W. Renard
                                                 -------------------------------
                                                 Bruce W. Renard
                                                 President


Attest:    /s/ Paul W. Tripp
         -----------------------------------
         Paul W. Tripp
         Assistant Corporate Secretary